SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2003
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                               HOMEFED CORPORATION
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              Exact name of registrant as specified in its charter)

     Delaware                          1-10153               33-0304982
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(State of other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)        File No.)         Identification No.)


                          1903 Wright Place, Suite 220
                  Carlsbad, California                    92008
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               (Address of principal executive offices) (Zip Code)

                                 (760) 918-8200
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              (Registrant's telephone number, including area code)

                                       N/A
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              (Former name, former address and former fiscal year,
                          if changed since last report)





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Item 5.       Other Events

On April 24, 2003, HomeFed Corporation's subsidiary, Otay Land Company, LLC, sold approximately 1,445 acres within the Otay Ranch master-planned community south of San Diego, California to an unrelated third party for a sale price of $22.5 million in cash. As previously disclosed in HomeFed's Annual Report on Form 10-K for the year ended December 31, 2002, HomeFed was contractually committed to sell the property if the transaction closed by April 30, 2003. The sale is expected to result in a pre-tax gain of approximately $17.7 million.

Otay Land Company will use a portion of the proceeds from the sale to fully satisfy the preferred capital interest and preferred return of approximately $12.9 million due to Leucadia National Corporation, the owner of approximately 30.3% of HomeFed's outstanding common stock.

Following the sale, Otay Land Company continues to own approximately 3,300 acres of land within Otay Ranch.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           REGISTRANT:



                                           HOMEFED CORPORATION


                                           By:   s/s Erin N. Ruhe
                                           ------------------------------------
Date:  April 25, 2003                            Erin N. Ruhe,
                                                 Vice President and Controller